EWBC Earnings Results Fourth Quarter 2017 January 25, 2018

Forward-Looking Statements 2 Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; changes in the commercial and consumer real estate markets; changes in our costs of operation, compliance and expansion; changes in the U.S. economy, including inflation, employment levels, rate of growth and general business conditions; changes in government interest rate policies; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and California Department of Business Oversight — Division of Financial Institutions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with consumers; changes in the economy of and monetary policy in the People’s Republic of China; changes in income tax laws and regulations including, but not limited to, under the Tax Cuts and Jobs Act; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; changes in the equity and debt securities markets; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; fluctuations of our stock price; fluctuations in foreign currency exchange rates; success and timing of our business strategies; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions; impact of potential federal tax changes and spending cuts; impact of adverse judgments or settlements in litigation or of regulatory enforcement actions; changes in our ability to receive dividends from our subsidiaries; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; impact of natural or man-made disasters or calamities or conflicts or other events that may directly or indirectly result in a negative impact on the Company’s financial performance; continuing consolidation in the financial services industry; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business, business practices and cost of operations; impact of adverse changes to our credit ratings from the major credit rating agencies; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; the effect of the current low interest rate environment or changes in interest rates on our net interest income and net interest margin; the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increased funding costs, reduced investor demand for mortgage loans and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our available-for-sale investment securities portfolio; and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2016, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward- looking statements proves to be incorrect, the Company’s results could differ materially from those expressed in, implied or projected by such forward- looking statements. The Company assumes no obligation to update such forward-looking statements.

4Q17 Net income $85 million 4Q 2017 Adj. Net income1 $127 million 4Q17 Diluted EPS $0.58 4Q17 Adj. Diluted EPS1 $0.87 Tangible equity1/share $23.13 Record loans $29.1 billion Record deposits $32.2 billion Highlights of Full Year & Fourth Quarter 2017 Results Earnings results.  FY 2017 net income of $506mm and EPS of $3.47 grew by 17% Y-o-Y.  4Q17 net income of $85mm and EPS of $0.58 were reduced by $42mm, or $0.29 per share, due to the enactment of the Tax Cuts and Jobs Act. Adjusted for this impact, 4Q17 adj.1 net income was $127mm and adj.1 EPS were $0.87.  NII growth: FY 2017 NII of $1.2bn was up 15% Y-o-Y. 4Q17 NII of $320mm was up 5% Q-o-Q, driven by loan growth and loan yield expansion.  NIM expansion: FY 2017 NIM of 3.48% was up 18bps Y-o-Y. 4Q17 NIM of 3.57% was up by 5bps Q-o-Q and 26 bps Y-o-Y. Balance sheet growth.  Total loans grew 7% LQA and 14% Y-o-Y.  Total deposits grew 12% LQA and 8% Y-o-Y. Credit quality.  Net charge-off ratio: 0.08% of avg. loans HFI in FY 2017, and 0.22% of avg. loans HFI in 4Q17.  NPAs decreased 2% Q-o-Q to $115mm, or 0.31% of total assets as of 12.31.17. Y-o-Y, NPAs declined by 11% from $130mm or 0.37% of total assets as of 12.31.16. 3 1 See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 4Q17 Earnings Press Release. 4Q17 adjusted for the impact of the enactment of the Tax Cuts and Jobs Act.

$110.7 $128.2 $118.3 $130.5 $126.6 $41.5 $2.2 1.27% 1.49% 1.36% 1.44% 1.35% -1.0% -0.5% 0.0% 0.5% 1.0% 1.5% $0 $50 $100 $150 $200 4Q16 1Q17* 2Q17 3Q17* 4Q17* $ in m illi on s Net Income & ROA* Adj. net income Non-GAAP adjustments Adj. return on avg. assets $(41.7) GAAP $84.9 $110.7 $128.2 $118.3 $130.5 $126.6 $41.5 $2.2 12.9% 14.9% 13.0% 13.8% 13.0% 15.3% 17.6% 15.3% 16.1% 15.1% 5%$0 $100 $200 4Q16 1Q17* 2Q17 3Q17* 4Q17* $ in m illi on s Net Income & ROE* and Tangible ROE* Adj. net income Non-GAAP adjustments Adj. return on avg. equity Adj. return on avg. tang. eq. GAAP $84.9 $(41.7) $0.76 $0.88 $0.81 $0.89 $0.87 $0.28 $0.02 0% 10 20% 30% 40% $0.00 $0.30 $0.60 $0.90 $1.20 4Q16 1Q17* 2Q17 3Q17* 4Q17* $ p er sh ar e Diluted EPS & EPS Growth Adj. EPS Non-GAAP adjustments Adj. EPS growth $(0.29) GAAP $0.58 4Q17 Earnings Growth and Profitability 4  FY 2017: diluted EPS* of $3.47 & adj. diluted EPS* of $3.46. In 2017, several nonrecurring items impacted earnings.  1Q17 gain on sale of commercial property: $0.28.  3Q17 gain on sale of business: $0.02.  4Q17 impact of the Tax Cuts & Jobs Act: $(0.29).  FY 2017: ROA* of 1.41%, ROE* of 13.7% and tangible ROE* of 16.0%.  5-quarter range of adj. ROA*: 1.27% to 1.49%.  5-quarter range of adj. ROE*: 12.9% to 14.9%.  5-quarter range of adj. tangible ROE*: 15.1% to 17.6%. * See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 4Q17 Earnings Press Release. 1Q17 adjusted for the impact of a commercial property sale; 3Q17 adjusted for the impact of a gain on sale of a business; 4Q17 adjusted for the impact of the enactment of the Tax Cuts and Jobs Act. GAAP $0.91 GAAP $1.16 GAAP $132.7 GAAP $169.7 GAAP $132.7 GAAP $169.7

9.6 9.9 10.2 10.6 10.7 37% 8.7 9.1 9.1 9.5 9.6 33% 1.6 1.7 1.8 1.9 1.9 7% 3.5 3.7 4.0 4.4 4.7 16%2.1 2.1 2.1 2.1 2.2 7% $0 $10 $20 $30 4Q16 1Q17 2Q17 3Q17 4Q17 4Q17 Loan Mix $ in b il li o n s Total Loans C&I CRE MFR SFR HELOC and Other Consumer 4Q17 Record Loans of $29.1 billion 5 Note: Chart includes loans HFS by category. CRE = CRE, construction and land. Q-o-Q Difference  Total end-of-period loans increased $528mm or 2% (+7% LQA).  C&I: +1%, or +3% LQA.  CRE (w/ land & construction): +1%, or +4% LQA.  SFR: +7%, or +27% LQA.  MFR: +3%, or +11% LQA.  HELOC: +1%, or 4% LQA.  DCB loans HFS: $78mm, primarily CRE and C&I.  Average loan growth of 4% (+16% LQA).  C&I: +3%, or +10% LQA.  CRE (w/ land & construction): +4%, or +17% LQA.  SFR: +8%, or +32% LQA.  MFR: +6%, or +22% LQA.  HELOC: +1%, or 3% LQA.  Stable loan portfolio mix, balanced between all of our major loan categories. +7% LQA$25.5 $26.5 $27.2 $28.5 $29.1 +19% LQA+11% LQA+15% LQA

4Q17 Record Deposits of $32.2 billion 6 DDA = Noninterest-bearing checking deposits. MMDA = Money market deposits. IB checking = Interest-bearing checking deposits. $29.9 $30.5 Q-o-Q Difference  Total end-of-period deposits increased $909mm or 3% (+12% LQA).  DDA: +1%, or +5% LQA.  IB checking & savings: +6%, or +22% LQA.  MMDA: +6%, or +23% LQA.  Time deposits: -1%, or -4% LQA.  DCB deposits HFS: $605mm, primarily DDA and savings.  Average deposit growth of 4% (+15% LQA).  DDA: +8%, or +33% LQA.  IB checking & savings: +5%, or +22% LQA.  MMDA: +3%, or +10% LQA.  Time deposits: -4%, or -16% LQA.  Over past 5 quarters, share of DDAs in total deposits ranged from 34% to 35%.  Over past 5 quarters, share of time deposits in total deposits ranged from 18% to 19%. $31.2 $31.3 $32.2 +12% LQA +2% LQA +8% LQA+9% LQA 10.2 10.7 10.5 11.0 10.9 34% 8.2 8.0 8.2 7.9 8.4 26% 5.9 6.0 6.4 6.6 6.7 21% 5.6 5.8 6.1 5.8 5.6 18% 0.6 1% $0 $10 $20 $30 4Q16 1Q17 2Q17 3Q17 4Q17 4Q17 Deposit Mix $ in b ill io n s Total Deposits DDA MMDA IB checking & Savings Time Deposits HFS

10.2 10.3 10.7 10.8 10.7 3.4 4.5 3.5 3.6 3.0 5.4 5.0 5.9 6.0 6.5 14.4 11.1 12.0 10.2 9.6 7.0 2.5 3.8 6.7 4.7 7.1 5.4 6.2 3.6 4.0 $0 $10 $20 $30 $40 $50 4Q16 1Q17 2Q17 3Q17 4Q17 $ in m ill io n s Total Fees and Other Operating Income Branch fees Wealth management fees Ancillary loan fees & other income LC fees & FX income Derivative fees & other income Other fees & operating income Q-o-Q Difference  Total noninterest income of $45mm decreased by $4mm or 9% Q-o-Q.  Excluding the impact of all gains on sales, fees and other operating income of $38.5mm decreased by $2mm or 6% Q-o-Q.  Increase in ancillary loan fees & other income reflected higher loan volumes and related commitment fees.  Decreases in derivative fees & other income; foreign exchange, and wealth management largely due to lower customer transaction volumes.  Letters of credit fees increased Q-o-Q.  FY 2017 customer-facing product fees increased by 18% Y-o-Y. 4Q17 Fees & Other Operating Income 7 $47.5 $38.8 $42.1 $40.9 $38.5

4Q17 Summary Income Statement

($ in millions, except per share data)	4Q17	% Change vs. 3Q17	% Change vs. 4Q16	4Q17 Comments
Adjusted net interest income	$ 312.7	5%	20%	▪ Reflects loan growth & loan yield expansion.
ASC 310-30 discount accretion income	$ 7.0	55%	(39)%	▪ Includes recoveries.
Net interest income	$319.7	5%	17%	
Fees & operating income	$ 38.5	(6)%	(19)%	▪ Lower customer transaction volume.
Net gains on sales of fixed assets	$ 3.3	NM	NM	
Net gains on sales of loans & securities	$ 3.5	(10)%	247%	
Total noninterest income	$ 45.4	(9)%	(7)%	
Adjusted noninterest expense	$ 151.9	9%	9%	▪ Driven by increase in compensation and employee benefits.
Tax credit and other investments amortization	$21.9	(8)%	(3)%	
Amortization of core deposit intangibles	$ 1.6	(7)%	(15)%	
Total noninterest expense	$ 175.4	7%	17%	
Provision for credit losses	$ 15.5	19%	48%	▪ Reflects loan growth & increase in charge-offs.
Income tax expense	$ 89.2	109%	77%	▪ Negative impact of $42mm from the enactment of the Tax Cuts and Jobs Act.
Net income	$84.9	(36)%	(23)%	▪ Adj. net income of $127mm, excluding Tax Cuts & Jobs Act impact.
Diluted EPS	$ 0.58	(36)%	(24)%	▪ Adj. EPS of $0.87, excluding Tax Cuts & Jobs Act impact.

Note: See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company's 4Q17 Earnings Press Release.

EAST WEST BANK

8

3.17% 3.29% 3.41% 3.46% 3.49% 4.13% 4.17% 4.30% 4.35% 4.42% 0.31% 0.32% 0.36% 0.40% 0.43% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 4Q16 1Q17 2Q17 3Q17 4Q17 Adj.* NIM (ex. accretion) Adj.* Loan yield (ex. accretion) Total cost of deposits NIM: Loan Yield & Cost of Deposits 261.1 268.9 283.8 298.6 312.7 11.6 3.2 6.3 4.6 7.0 $220 $240 $260 $280 $300 $320 $340 4Q16 1Q17 2Q17 3Q17 4Q17 $ in mi llio ns Net Interest Income Adj. net interest income* Accretion income  4Q17 NIM of 3.57% expanded by 5bps Q-o-Q.  Excluding the impact of accretion, adj.* NIM of 3.49% expanded by 3bps Q-o-Q.  NIM benefitted from loan growth & loan yield expansion.  4Q17 loan yield of 4.52% expanded by 10bps Q-o-Q; adj.* loan yield of 4.42% expanded by 7bps Q-o-Q, reflecting increases in interest rates.  4Q17 cost of deposits of 0.43% increased by 3 bps Q-o-Q. 4Q17 Net Interest Income & Net Interest Margin 9 $272.7 $272.1  4Q17 NII of $320mm increased Q-o-Q by $16.5mm, or 5%.  4Q17 ASC 310-30 discount accretion income of $7mm included $3mm of recoveries, which drove the Q-o-Q increase.  Remaining ASC 310-30 discount of $35mm as of 12.31.17.  Adj.* NII, excluding accretion income, of $313mm increased by 5% Q-o-Q. * See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 4Q17 Earnings Press Release. $290.1 $303.2 $319.7

 4Q17 total noninterest expense: $175mm.  4Q17 adj.* noninterest expense of $152mm, up by $13mm or 9% Q-o-Q.  Compensation and employee benefits expense increased by $11mm or 14% Q-o-Q: hiring & increases to bonus accrual and restricted stock compensation.  4Q17 adj.* efficiency ratio: 41.6%.  FY 2017 adj. efficiency ratio: 41.5%, and FY 2016 adj. efficiency ratio: 44.2%. 4Q17 Efficiency, PTPP Profitability & Tax Items 10  Growing pre-tax, pre-provision (PTPP) income.  4Q17 adj.* PTPP income of $213mm grew by 1% Q-o-Q and 17% Y-o-Y, driven by NII growth.  5-qtr adj. PTPP profitability ratio range of 2.09% to 2.32%.  FY 2017 tax expense & effective tax rate negatively impacted by the Tax Cuts & Jobs Act.  2017 effective tax rate: 31%. Adj.* 2017 effective tax rate: 26%.  Tax Cuts & Jobs Act impact: $42mm, or $0.29/share in 4Q17.  $33mm remeasurement of net DTA;  $8mm remeasurement of investments in qualified affordable housing partnerships;  $1mm deemed repatriation of foreign earnings. * * * See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 4Q17 Earnings Press Release. 4Q16 adjusted for reversal of legal accrual; 1Q17 adjusted for the impact of a commercial property sale; 3Q17 adjusted for the impact of the gain on sale of business; 4Q17 adjusted for the impact of the enactment of the Tax Cuts and Jobs Act. . $138.7 $136.9 $139.5 $138.9 $151.9 43.2% 43.3% 41.3% 39.8% 41.6% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% $100 $120 $140 $160 $180 4Q16 1Q 7 2Q17 3Q17 4Q17 $ i n m illi on s Adj. noninterest expense* Adj. efficiency ratio* Noninterest Expense & Efficiency Ratio $182.8 $179.6 $198.0 $210.0 $213.2 2.10% 2.09% 2.27% 2.32% 2.27% 1.00% 1.30% 1.60% 1.90% 2.20% 2.50% $0 $50 $100 $150 $200 $250 4Q16 1Q17 2Q17 3Q17 4Q17 $ in mi llio ns Adj. PTPP income* Adj. PTPP profitability ratio* PTPP Income & PTPP Profitability Ratio

$17.9 $21.7 $23.6 $25.5 $29.0 1.40% 1.20% 1.12% 1.02% 0.99% 0.00% 1.00% 2.00% 3.00% 4.00% $0 $7 $14 $21 $28 $35 2013 2014 2015 2016 2017 $ in bil ion s Allowance for Loan Losses Gross loans HFI* (excludes HFS) ALLL / Gross loans HFI* $169.6 $132.4 $128.7 $129.6 $115.1 0.69% 0.46% 0.40% 0.37% 0.31% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 2013 2014 2015 2016 2017 $ in m illi on s Nonperforming Assets* Nonperforming assets NPAs / Total assets  Allowance for loan losses to loans HFI was 0.99% as of 12.31.17, compared to 1.00% as of 09.30.17.  Net charge-off ratio:  4Q17: 0.22% (annualized)  FY 2017: 0.08%  5-year annual NCO ratio range: 0.01% to 0.18%.  Steadily decreasing NPAs over the past 5 years.  NPAs of $115mm, equivalent to 0.31% of total assets as of 12.31.17.  Decreased by $2mm or 2% Q-o-Q.  Decreased by $14mm or 11% Y-o-Y. Asset Quality Metrics 11 * Nonperforming assets and net charge-offs exclude purchased credit impaired loans. HFI represents held-for-investment. $22.4 $49.2 $14.2 $27.5 $46.3 0.03% 0.18% 0.01% 0.15% 0.08% 0.00% 0.50% 1.00% $0 $40 2013 2014 2015 2016 2017 $ in mi llio ns Provision Expense and Net Charge-off* Ratio Provision expense NCOs (net recoveries) / Avg. loans HFI*

$20.27 $23.13 7.0% 8.5% 10.5% 4.0% 8.52% 10.9% 10.9% 12.4% 8.7% 9.12% 11.4% 11.4% 12.9% 9.2% 0 0.02 0.04 0.06 0.08 0.1 0.12 0.14 $5.00 $10.00 $15.00 $20.00 $25.00 Tangible equity per share Tangible equity to tangible assets ratio CET1 risk-based capital ratio Tier 1 risk-based capital ratio Total risk-based capital ratio Tier 1 leverage capital ratio EWBC's Capital Position Basel III Fully Phased-in Minimum Regulatory Requirement EWBC 12.31.16 EWBC 12.31.17 12 Strong Capital Ratios  Regulatory capital ratios increased by 51 to 55 bps year-over-year.  Current capital levels are sufficient to support organic growth.

Management Outlook: Full Year 2018 13 Earnings drivers Initial full year 2018 outlook 2017 FY actual End of Period Loans  Increase at a percentage rate of approximately 10%. $29.1 billion, +14% Y-o-Y NIM (excl. impact of ASC 310-30 discount accretion)  In the range of 3.65% to 3.75%. 3.42%, +27bps Y-o-Y Noninterest Expense (excl. tax credit investment & core deposit intangible amortization)  Increase at a percentage rate in the high single digits. $567 million, +5% Y-o-Y Provision for Credit Losses  In the range of $70mm to $80mm. $46 million Tax Items  Effective tax rate of approximately 16%.  Y-o-Y decrease in effective rate due to the reduction in the federal corporate tax rate.  Tax credit investments, excluding low income housing, of $105mm with associated tax credit amortization of $85mm above the line. Effective tax rate: 31% Tax credit investments, excluding low income housing, of $110mm with associated tax credit amortization of $94mm. Interest Rates  Outlook incorporates the current forward rate curve.  Anticipate three fed funds rate increases of 25bps each in March, June and September of 2018. Fed funds increased 75bps in 2017: 25bps each in March, June and December.

APPENDIX

Appendix: GAAP to Non-GAAP Reconciliation 15 EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) On December 22, 2017, the Tax Cuts and Jobs Act was enacted, which resulted in additional income tax expense recorded in the fourth quarter of 2017. The table below shows the computation of the Company’s effective tax rate excluding the impact of the Tax Cuts and Jobs Act. Management believes that excluding the impact of the Tax Cuts and Jobs Act from the effective tax rate computation allows comparability to prior periods. Quarter Ended December 31, 2017 September 30, 2017 December 31, 2016 Income tax expense (a) $ 89,229 $ 42,624 $ 50,403 Less: Impact of the Tax Cuts and Jobs Act (b) (41,689) — — Adjusted income tax expense (c) $ 47,540 $ 42,624 $ 50,403 Income before income taxes (d) 174,127 175,284 161,137 Effective tax rate (a)/(d) 51.2% 24.3% 31.3 % Less: Impact of the Tax Cuts and Jobs Act (b)/(d) (23.9)% —% — % Adjusted effective tax rate (c)/(d) 27.3% 24.3% 31.3 % Year Ended December 31, 2017 December 31, 2016 Income tax expense (e) $ 229,476 $ 140,511 Less: Impact of the Tax Cuts and Jobs Act (f) (41,689) — Adjusted income tax expense (g) $ 187,787 $ 140,511 Income before income taxes (h) 735,100 572,188 Effective tax rate (e)/(h) 31.2% 24.6 % Less: Impact of the Tax Cuts and Jobs Act (f)/(h) (5.7)% —% Adjusted effective tax rate (g)/(h) 25.5% 24.6%

16 (1) Applied statutory tax rate of 42.05%. (2) Annualized. EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ and shares in thousands, except for per share data) (unaudited) As disclosed in the Company’s current report on Form 8-K filed on March 30, 2017, the Company consummated a sale and leaseback transaction on a commercial property and recognized a pre-tax gain on sale of $71.7 million during the first quarter of 2017. In the third quarter of 2017, the Company sold its insurance brokerage business, East West Insurance Services, Inc. (“EWIS”). On December 22, 2017, the Tax Cuts and Jobs Act was enacted, which resulted in an additional income tax expense of $41.7 million recognized in the fourth quarter of 2017. Management believes that presenting the computations of the adjusted diluted earnings per common share, return on average assets and return on average equity that exclude the impact of the Tax Cuts and Jobs Act and after-tax gains on sales of the commercial property and EWIS business (where applicable) provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods. Quarter Ended December 31, 2017 September 30, 2017 December 31, 2016 Net income (a) $ 84,898 $ 132,660 $ 110,734 Add: Impact of the Tax Cuts and Jobs Act (b) 41,689 — — Less: Gain on sale of business, net of tax (1) (c) — (2,206) — Adjusted net income (d) $ 126,587 $ 130,454 $ 110,734 Diluted weighted average number of shares outstanding (e) 146,030 145,882 145,428 Diluted EPS (a)/(e) $ 0.58 $ 0.91 $ 0.76 Diluted EPS impact of the Tax Cuts and Jobs Act (b)/(e) 0.29 — — Diluted EPS impact of gain on sale of business, net of tax (c)/(e) — (0.02) — Adjusted diluted EPS $ 0.87 $ 0.89 $ 0.76 Average total assets (f) $ 37,262,618 $ 35,937,567 $ 34,679,137 Average stockholders’ equity (g) $ 3,856,802 $ 3,756,207 $ 3,423,405 Return on average assets (2) (a)/(f) 0.90% 1.46% 1.27% Adjusted return on average assets (2) (d)/(f) 1.35% 1.44% 1.27% Return on average equity (2) (a)/(g) 8.73% 14.01% 12.87% Adjusted return on average equity (2) (d)/(g) 13.02% 13.78% 12.87% Appendix: GAAP to Non-GAAP Reconciliation (cont’d)

17 (1) Applied statutory tax rate of 42.05%. (2) Annualized. EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ and shares in thousands, except for per share data) (unaudited) As disclosed in the Company’s current report on Form 8-K filed on March 30, 2017, the Company consummated a sale and leaseback transaction on a commercial property and recognized a pre-tax gain on sale of $71.7 million during the first quarter of 2017. In the third quarter of 2017, the Company sold its insurance brokerage business, East West Insurance Services, Inc. (“EWIS”). On December 22, 2017, the Tax Cuts and Jobs Act was enacted, which resulted in an additional income tax expense of $41.7 million recognized in the fourth quarter of 2017. Management believes that presenting the computations of the adjusted diluted earnings per common share, return on average assets and return on average equity that exclude the impact of the Tax Cuts and Jobs Act and after-tax gains on sales of the commercial property and EWIS business (where applicable) provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods. Year Ended December 31, 2017 December 31, 2016 Net income (h) $ 505,624 $ 431,677 Add: Impact of the Tax Cuts and Jobs Act (i) 41,689 — Less: Gain on sale of the commercial property, net of tax (1) (j) (41,526) — Gain on sale of business, net of tax (1) (k) (2,206) — Adjusted net income (l) $ 503,581 $ 431,677 Diluted weighted average number of shares outstanding (m) 145,913 145,172 Diluted EPS (h)/(m) $ 3.47 $ 2.97 Diluted EPS impact of the Tax Cuts and Jobs Act (i)/(m) 0.29 — Diluted EPS impact of gain on sale of the commercial property, net of tax (j)/(m) (0.28) — Diluted EPS impact of gain on sale of business, net of tax (k)/(m) (0.02) — Adjusted diluted EPS $ 3.46 $ 2.97 Average total assets (n) $ 35,787,613 $ 33,169,373 Average stockholders’ equity (o) $ 3,687,213 $ 3,305,929 Return on average assets (h)/(n) 1.41% 1.30% Adjusted return on average assets (l)/(n) 1.41% 1.30% Return on average equity (h)/(o) 13.71% 13.06% Adjusted return on average equity (l)/(o) 13.66% 13.06% Appendix: GAAP to Non-GAAP Reconciliation (cont’d)

Appendix: GAAP to Non-GAAP Reconciliation (cont'd)

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue represents the aggregate of net interest income and adjusted noninterest income, where adjusted noninterest income excludes the gains on sales of the commercial property and EWIS business (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments, the amortization of core deposit intangibles and the reversal of a legal accrual (where applicable). The Company believes that the ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Quarter Ended		
		December 31, 2017	September 30, 2017	December 31, 2016
Net interest income before provision for credit losses	(a)	$ 319,701	$ 303,155	$ 272,702
Total noninterest income		45,359	49,624	48,800
Total revenue	(b)	365,060	352,779	321,502
Noninterest income		45,359	49,624	48,800
Less: Gain on sale of business		—	(3,807)	—
Adjusted noninterest income	(c)	$ 45,359	$ 45,817	$ 48,800
Adjusted revenue	**(a)+(c) = (d)**	**$ 365,060**	**$ 348,972**	**$ 321,502**
Total noninterest expense	(e)	$ 175,416	$ 164,499	$ 149,904
Less: Amortization of tax credit and other investments		(21,891)	(23,827)	(22,667)
Amortization of core deposit intangibles		(1,621)	(1,735)	(1,909)
Legal accrual reversal		—	—	13,417
Adjusted noninterest expense	**(f)**	**$ 151,904**	**$ 138,937**	**$ 138,745**
Efficiency ratio	**(e)/(b)**	**48.05%**	**46.63%**	**46.63%**
Adjusted efficiency ratio	**(f)/(d)**	**41.61%**	**39.81%**	**43.16%**
Adjusted pre-tax, pre-provision income	**(d)-(f) = (g)**	**$ 213,156**	**$ 210,035**	**$ 182,757**
Average total assets	(h)	$ 37,262,618	$ 35,937,567	$ 34,679,137
Adjusted pre-tax, pre-provision profitability ratio [1]	**(g)/(h)**	**2.27%**	**2.32%**	**2.10%**
Adjusted noninterest expense [1]/average assets	**(f)/(h)**	**1.62%**	**1.53%**	**1.59%**

(1) Annualized.

EAST WEST BANK

18

19 Appendix: GAAP to Non-GAAP Reconciliation (cont’d) (1) Annualized. EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue represents the aggregate of net interest income and adjusted noninterest income, where adjusted noninterest income excludes the gains on sales of the commercial property and EWIS business (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments, the amortization of core deposit intangibles and the reversal of a legal accrual (where applicable). The Company believes that the ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods. Year Ended December 31, 2017 December 31, 2016 Net interest income before provision for credit losses (i) $ 1,185,069 $ 1,032,638 Total noninterest income 258,406 182,918 Total revenue (j) 1,443,475 1,215,556 Noninterest income 258,406 182,918 Less: Gain on sale of the commercial property (71,654) — Gain on sale of business (3,807) — Adjusted noninterest income (k) $ 182,945 $ 182,918 Adjusted revenue (i)+(k) = (l) $ 1,368,014 $ 1,215,556 Total noninterest expense (m) $ 662,109 $ 615,889 Less: Amortization of tax credit and other investments (87,950) (83,446) Amortization of core deposit intangibles (6,935) (8,086) Legal accrual reversal — 13,417 Adjusted noninterest expense (n) $ 567,224 $ 537,774 Efficiency ratio (m)/(j) 45.87% 50.67 % Adjusted efficiency ratio (n)/(l) 41.46% 44.24 % Adjusted pre-tax, pre-provision income (l)-(n) = (o) $ 800,790 $ 677,782 Average total assets (p) $ 35,787,613 $ 33,169,373 Adjusted pre-tax, pre-provision profitability ratio (o)/(p) 2.24% 2.04 % Adjusted noninterest expense/average assets (n)/(p) 1.58% 1.62%

Appendix: GAAP to Non-GAAP Reconciliation (cont'd)

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

The Company believes that presenting the adjusted average loan yield and adjusted net interest margin that exclude the ASC 310-30 discount accretion impact provides clarity to financial statement users regarding the change in loan contractual yields and allows comparability to prior periods.

		Quarter Ended			Year Ended	
Yield on Average Loans		December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Interest income on loans	(a)	$ 326,401	$ 306,939	$ 272,188	$ 1,198,440	$ 1,035,377
Less: ASC 310-30 discount accretion income		(7,024)	(4,534)	(11,601)	(21,052)	(45,424)
Adjusted interest income on loans	**(b)**	**$ 319,377**	**$ 302,405**	**$ 260,587**	**$ 1,177,388**	**$ 989,953**
Average loans	(c)	$ 28,646,461	$ 27,529,779	$ 25,033,196	$ 27,252,756	$ 24,264,895
Add: ASC 310-30 discount		37,660	41,875	54,664	43,341	64,324
Adjusted average loans	**(d)**	**$ 28,684,121**	**$ 27,571,654**	**$ 25,087,860**	**$ 27,296,097**	**$ 24,329,219**
Average loan yield	(a)/(c)	**4.52 %** (1)	**4.42 %** (1)	**4.33 %** (1)	**4.40 %**	**4.27 %**
Adjusted average loan yield	(b)/(d)	**4.42 %** (1)	**4.35 %** (1)	**4.13 %** (1)	**4.31 %**	**4.07 %**
Net Interest Margin						
Net interest income	(e)	$ 319,701	$ 303,155	$ 272,702	$ 1,185,069	$ 1,032,638
Less: ASC 310-30 discount accretion income		(7,024)	(4,534)	(11,601)	(21,052)	(45,424)
Adjusted net interest income	**(f)**	**$ 312,677**	**$ 298,621**	**$ 261,101**	**$ 1,164,017**	**$ 987,214**
Average interest-earning assets	(g)	$ 35,491,424	$ 34,208,533	$ 32,736,669	$ 34,034,065	$ 31,296,775
Add: ASC 310-30 discount		37,660	41,875	54,664	43,341	64,324
Adjusted average interest-earning assets	**(h)**	**$ 35,529,084**	**$ 34,250,408**	**$ 32,791,333**	**$ 34,077,406**	**$ 31,361,099**
Net interest margin	(e)/(g)	**3.57 %** (1)	**3.52 %** (1)	**3.31 %** (1)	**3.48 %**	**3.30 %**
Adjusted net interest margin	(f)/(h)	**3.49 %** (1)	**3.46 %** (1)	**3.17 %** (1)	**3.42 %**	**3.15 %**

(1) Annualized.

EAST WEST BANK

20

Appendix: GAAP to Non-GAAP Reconciliation (cont'd)

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders' equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios are more prevalent in the banking industry, and such measures are used by banking regulators and analysts, the Company has included them for discussion.

		December 31, 2017	September 30, 2017	December 31, 2016
Stockholders' equity		$ 3,841,951	$ 3,781,896	$ 3,427,741
Less: Goodwill		(469,433)	(469,433)	(469,433)
Other intangible assets (1)		(28,825)	(30,245)	(35,670)
Tangible equity	(a)	**$ 3,343,693**	**$ 3,282,218**	**$ 2,922,638**
Total assets		$ 37,150,249	$ 36,307,966	$ 34,788,840
Less: Goodwill		(469,433)	(469,433)	(469,433)
Other intangible assets (1)		(28,825)	(30,245)	(35,670)
Tangible assets	(b)	**$ 36,651,991**	**$ 35,808,288**	**$ 34,283,737**
Tangible equity to tangible assets ratio	(a)/(b)	**9.12 %**	**9.17 %**	**8.52 %**

Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax effects of the amortization of core deposit intangibles and mortgage servicing assets, the after-tax gains on sales of the commercial property and EWIS business (where applicable), and the impact of the Tax Cuts and Jobs Act. Given that the use of such measures and ratios are more prevalent in the banking industry, and such measures are used by banking regulators and analysts, the Company has included them for discussion.

		Quarter Ended		
		December 31, 2017	September 30, 2017	December 31, 2016
Net Income		$ 84,898	$ 132,660	$ 110,734
Add: Amortization of core deposit intangibles, net of tax (2)		939	1,006	1,106
Amortization of mortgage servicing assets, net of tax (2)		254	307	106
Tangible net income	(c)	**$ 86,091**	**$ 133,973**	**$ 111,946**
Add: Impact of the Tax Cuts and Jobs Act		41,689	—	—
Less: Gain on sale of business, net of tax (2)		—	(2,206)	—
Adjusted tangible net income	(d)	**$ 127,780**	**$ 131,767**	**$ 111,946**
Average stockholders' equity		$ 3,856,802	$ 3,756,207	$ 3,423,405
Less: Average goodwill		(469,433)	(469,433)	(469,433)
Average other intangible assets (1)		(29,527)	(31,408)	(36,354)
Average tangible equity	(e)	**$ 3,357,842**	**$ 3,255,366**	**$ 2,917,618**
Return on average tangible equity (3)	(c)/(e)	**10.17 %**	**16.33 %**	**15.26 %**
Adjusted return on average tangible equity (3)	(d)/(e)	**15.10 %**	**16.06 %**	**15.26 %**

(1) Includes core deposit intangibles and mortgage servicing assets.
(2) Applied statutory tax rate of 42.05%.
(3) Annualized.

EAST WEST BANK

21

22 Appendix: GAAP to Non-GAAP Reconciliation (cont’d) (1) Includes core deposit intangibles and mortgage servicing assets. (2) Applied statutory tax rate of 42.05%. (3) Annualized. EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax effects of the amortization of core deposit intangibles and mortgage servicing assets, the after-tax gains on sales of the commercial property and EWIS business (where applicable), and the impact of the Tax Cuts and Jobs Act. Given that the use of such measures and ratios are more prevalent in the banking industry, and such measures are used by banking regulators and analysts, the Company has included them for discussion. Year Ended December 31, 2017 December 31, 2016 Net Income $ 505,624 $ 431,677 Add: Amortization of core deposit intangibles, net of tax (2) 4,019 4,686 Amortization of mortgage servicing assets, net of tax (2) 1,068 718 Tangible net income (f) $ 510,711 $ 437,081 Add: Impact of the Tax Cuts and Jobs Act 41,689 — Less: Gain on sale of the commercial property, net of tax(2) (41,526) — Gain on sale of business, net of tax (2) (2,206) — Adjusted tangible net income (g) $ 508,668 $ 437,081 Average stockholders’ equity $ 3,687,213 $ 3,305,929 Less: Average goodwill (469,433) (469,433) Average other intangible assets (1) (32,238) (38,386) Average tangible equity (h) $ 3,185,542 $ 2,798,110 Return on average tangible equity (f)/(h) 16.03% 15.62% Adjusted return on average tangible equity (g)/(h) 15.97% 15.62%